UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006
ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices)
(408) 441-0311

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 31, 2006 the Compensation Committee of Atmel Corporation (the “Company”) approved bonuses for the Company’s executive officers in the aggregate amount of approximately $734,000. The Compensation Committee made its determination following a review of the Company’s performance in 2005 and, with input from the executive officers of the Company, the identification of key objectives and milestones that were critical to the Company achieving short term and long term business objectives in 2005. The final bonus paid to each executive officer for 2005, while discretionary, was based on the applicable executive’s performance as compared to such key objectives and the Company’s overall performance as measured against such key milestones.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: April 6, 2006	By:	/s/ George Perlegos
George Perlegos
President and Chief Executive Officer